UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 4, 2014
Date of Earliest Event Reported: March 31, 2014

Calpian, Inc.
(Exact name of registrant as specified in its charter)

Texas	000-53997	20-8592825
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 North Akard Street, Suite 2850, Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 758-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02    Unregistered Sales of Equity Securities.

On March 31, 2014 (the “Closing Date”), Calpian, Inc. (the “Company”) entered into a Subscription Agreement (the “Subscription Agreement”) with certain accredited investors (the “Purchasers”) for the private sale (the “Private Placement”) of 5,071,000 units (each, a “Unit”), at $1.00 per Unit.  Each Unit consisted of (i) one share of the Company’s common stock, par value $.001 per share (the “Common Stock”); and (ii) one 5 year warrant to purchase one fifth (1/5) of one share of Common Stock (each, a “Warrant” and collectively, the “Warrants”). The Company sold 5,071,000 shares of Common Stock and 1,014,100 Warrants.  The Warrants are exercisable at any time within five years from the Closing Date at an initial exercise price of $1.25 per share.  At the Closing Date, the Company received gross proceeds of $5,071,000.

The Company engaged a registered broker dealer to serve as placement agent for the Private Placement (the “Placement Agent”). The Placement Agent received (a) a placement fee equal to ten percent (10%) of the gross proceeds received by the Company from the investors that were introduced to the Company by the Placement Agent; (b) 5-year warrants, such warrants having an initial exercise price of $1.25 per share, equal to five percent (5%) of the of the aggregate number of shares of Common Stock that were purchased in the Private Placement, excluding the shares of Common Stock purchased in connection with the Company’s sales efforts; and (c) all of the expenses the Placement Agent incurred in connection with the Private Placement. The total placement fee paid by the Company to the Placement Agent was $507,100. The Company issued warrants to purchase 253,550 share of Common Stock on the same terms as the Warrants issued to the Purchasers.  The Company also incurred $165,853.50 of additional expenses for the Private Placement, which expenses included legal fees and expenses of the Placement Agent.

The Company intends to use the net proceeds from the Private Placement for general corporate and working capital purposes. The Company will not use the proceeds to make a loan or any other payment to the Company’s officers, directors, managers or affiliates, except in the ordinary course of business for services to be performed after the Closing Date or as reimbursement of business expenses in accordance with the Company’s policies and procedures. Nor will the Company use any of the proceeds to pay any personal expenses of the Company’s officers, directors, managers or affiliates.

The Company relied on the exemption from registration under Section 4(2) of the Securities Act or Rule 506 of Regulation D for purposes of the Placement.

The information contained in this Current Report on Form 8-K about the Private Placement do not constitute offers to sell or solicitations of offers to buy the Units or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any persons to whom, such an offer, solicitation or sale is unlawful. The information contained in this Current Report on Form 8-K is being disclosed pursuant to and in accordance with Rule 135c under the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

CALPIAN, INC.

Date: April 4, 2014	By:	/s/ Scott S. Arey
Scott S. Arey
Chief Financial Officer

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